UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2022

CULLINAN ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39856	81-3879991
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cullinan Oncology, Inc.

One Main Street, Suite 520

Cambridge, MA 02142

(Address of principal executive offices, including zip code)

(617) 410-4650

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CGEM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On February 28, 2022, Cullinan Oncology, Inc. (the “Company”) announced the hiring and appointment of Jeffrey Jones, M.D., MPH, MBA as the Company’s Chief Medical Officer, effective immediately.

Dr. Jones, age 51, most recently served as Vice President, Global Drug Development, Lymphoma and Myeloid Diseases, at Bristol Myers Squibb Company (“Bristol Myers”) from April 2020 to February 2022 and as Executive Medical Director, Global Clinical Research and Development from August 2017 to April 2020. Prior to his service at Bristol Myers, Dr. Jones was an Associate Professor of Internal Medicine at The Ohio State University College of Medicine from September 2006 to August 2017. Dr. Jones received his M.D. from University of Michigan Medical School in Ann Arbor, Michigan and completed his residency in internal medicine at McGill University Faculty of Medicine in Montreal and a fellowship in hematology and medical oncology at MD Anderson Cancer Center in Houston, Texas. Dr. Jones also holds an M.B.A. from The Ohio State University Fisher College of Business and an M.P.H. from the University of Texas School of Public Health.

In connection with Dr. Jones’ appointment as Chief Medical Officer, the Company and Dr. Jones entered into an employment agreement (the “Employment Agreement”), effective February 28, 2022 (the “Effective Date”). The Employment Agreement provides for “at will” employment. Pursuant to the terms of the Employment Agreement, Dr. Jones will receive an annual salary of $460,000 per year and a one-time sign-on bonus of $100,000 (the “Sign-On Bonus”), provided that if Dr. Jones resigns other than for good reason or is terminated by the Company for cause (as such terms are defined in the Employment Agreement) prior to the 18-month anniversary of the Effective Date, he shall repay the Company a prorated portion of the gross Sign-On Bonus. For fiscal year 2022, Dr. Jones shall be paid a cash incentive compensation amount, prorated for the period from the Effective Date through December 31, 2022 and is eligible for an annual incentive bonus, initially set at forty percent (40%) of his base salary.

The Employment Agreement further provides for the grant of an option to purchase 215,000 shares of the Company’s common stock (the “Option Grant”). The Option Grant will vest as to 25% of the shares underlying the stock option on February 28, 2023, with the remaining shares vesting ratably on a monthly basis over the following three years, subject to Dr. Jones’ continued employment with the Company. The Compensation Committee of the Board of Directors of the Company approved the Option Grant with an exercise price equal to $14.34 per share, which was the closing price of the common stock of the Company, as reported by the Nasdaq Global Select Market, on February 28, 2022, the date of grant. Dr. Jones is also eligible to participate in the Company’s employee benefit plans available to its employees, subject to the terms of those plans.

In the event that Dr. Jones is terminated by the Company without cause or resigns for good reason, then subject to him entering into a separation agreement and release in a form and manner satisfactory to the Company within 60 days following the date of termination or such shorter period set forth therein, Dr. Jones will be entitled to (i) cash severance payments in an amount equal to 9 months of Dr. Jones’ base salary existing at the time of his termination; (ii) a prorated bonus for the year of termination and (iii) subject to Dr. Jones’ copayment of his portion of the COBRA premiums and his proper election to receive benefits under COBRA, the Company will pay up to 9 months of a portion of each COBRA premium payment equal to the portion the Company contributed to such health insurance premium cost as of the date of termination (or until Dr. Jones becomes eligible for alternative health benefits from a subsequent employer or ineligible for COBRA, if earlier).

In the event that Dr. Jones is terminated without cause or resigns for good reason on or within 12 months following a “change in control” (as defined in the Employment Agreement), then subject to him entering into a general release of claims against the Company and all related persons and entities within 60 days following the date of termination or such shorter period set forth therein, Dr. Jones will be entitled to (i) a lump sum payment in cash equal to 12 months of his base salary existing at the time of his termination; (ii) his target bonus for the year of termination (or the target bonus in effect immediately prior to the change in control, if higher) and (iii) subject to Dr. Jones’ copayment of his portion of the COBRA premiums and his proper election to receive benefits under COBRA, the Company will pay up to 12 months of a portion of each COBRA premium payment equal to the portion the Company contributed to such health insurance premium cost as of the date of termination (or until Dr. Jones becomes eligible for alternative health benefits from a subsequent employer or ineligible for COBRA, if earlier). In addition, in the event that Dr. Jones is terminated without cause or for good reason on or within 12 months following a change in control, then all unvested time-based equity awards held by Dr. Jones on the date of termination shall immediately accelerate and become fully vested and exercisable on the date of termination.

In connection with Dr. Jones’ appointment as Chief Medical Officer, Dr. Jones will enter into the Company’s standard form of indemnification agreement for executive officers, a copy of which was filed as Exhibit 10.5 to the Company’s Registration Statement on Form S-1 (File No. 333-251512) filed with the SEC on December 18, 2020. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify Dr. Jones for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as one of our officers. In addition, Dr. Jones entered into an Employee Confidentiality, Assignment, Nonsolicitation and Noncompetition Agreement that contains, among other provisions, a post-employment non-solicitation and non-competition obligation that applies during and following the ending of Dr. Jones’ employment.

Dr. Jones has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Dr. Jones and any other person pursuant to which he was appointed as an officer of the Company.

The foregoing summary is not complete and is qualified in its entirety by the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

(d) Effective March 1, 2022, the Board of Directors (the “Board”) of the Company appointed Anne-Marie Martin, Ph.D., as a Class I director.

Dr. Martin, age 50, has more than 25 years of translational medicine and clinical research expertise. Dr. Martin currently serves as Senior Vice President, Global Head of the Experimental Medicine Unit at GlaxoSmithKline plc (“GlaxoSmithKline”), a public pharmaceutical company, and has held this position since August 2020. She previously served as Senior Vice President, Global Head of Provision Medicine at Novartis Pharma AG (“Novartis”) from February 2016 to July 2020. Prior to her position at Novartis, she was Vice President, Head of Biomarker Research & Diagnostic Development at Adaptimmune Therapeutics plc (“Adaptimmune”) from May 2015 to February 2016. Prior to Adaptimmune, Dr. Martin held various roles of increasing responsibility at GlaxoSmithKline between March 2005 and April 2015. Additionally, she served as a board observer for Freenome Holdings, Inc., a private biotechnology company, from August 2019 to July 2020. She received her undergraduate degree in biomedical sciences from Sheffield Hallam University, Sheffield, UK and holds a Ph.D. in Immunogenetics from MCP-Hahnemann University in Philadelphia. We believe that Dr. Martin is qualified to serve on the Board due to her extensive experience in the biotechnology and pharmaceutical sectors.

Pursuant to the Company’s director compensation program, upon her appointment as a director, Dr. Martin was granted an option on March 1, 2022 with a grant date fair value of $350,000. These options will vest as to one-third of the shares underlying such award on each of the first, second and third anniversaries of the date of grant of the award, subject to Dr. Martin’s continued service as a director. Dr. Martin received such option grant in lieu of the annual cash retainer fee otherwise paid to the Company’s directors for their service on the Board. Also, under the Company’s director compensation program, on the dates of the Company’s annual meetings of stockholders, each non-employee director that is serving on the Company’s Board will receive an option to purchase shares of common stock of the Company with a grant date fair value of $150,000. Each of these options will vest on the twelve-month anniversary of the date of the date of grant of the award (or, if earlier, the date of the next annual meeting of stockholders following the date of grant of the award), subject to the non-employee director’s continued service as a director. All options issued to non-employee directors under the Company’s director compensation program will become exercisable in full upon a change in control of the Company.

Also in connection with Dr. Martin’s election to the Board, Dr. Martin will enter into the Company’s standard form of indemnification agreement for directors, a copy of which was filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-1 (File No. 333-251512) filed with the SEC on December 18, 2020. Pursuant to the terms of this agreement, the Company may be required, among other things, to indemnify Dr. Martin for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by her in any action or proceeding arising out of her service as a director.

There are no arrangements or understandings between Dr. Martin and any other person pursuant to which she was appointed as a director of the Company. Dr. Martin was not involved in any transactions with the Company in an amount exceeding $120,000 since the beginning of the Company’s last fiscal year and there are no such currently proposed transactions.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, effective February 28, 2022, between Cullinan Oncology, Inc. and Jeffrey Jones

104	Cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CULLINAN ONCOLOGY, INC.

Dated: March 3, 2022	By:	/s/ Jeffrey Trigilio
Jeffrey Trigilio
Chief Financial Officer